Exhibit 99.1
1stDibs Reports Second Quarter 2022 Financial Results

New York, NY — August 10, 2022 — 1stdibs.com, Inc. (NASDAQ: DIBS), a leading online marketplace for luxury design products ("1stDibs" or the "Company"), today reported financial results for its second quarter ended June 30, 2022.
Second Quarter 2022 Financial Highlights
•Net revenue was $24.6 million, a decrease of 0.5% year-over-year.
•Gross profit was $16.6 million, a decrease of 4% year-over-year.
•Gross margin was 67.6%, compared to 70.4% in the second quarter 2021.
•GAAP net loss was $0.3 million and included a $9.7 million gain on the Sale of Design Manager, compared to a net loss of $4.1 million in the second quarter 2021.
•Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin was $(6.1) million and (24.7)%, respectively, compared to $(3.0) million and (12.3)%, respectively, in the second quarter 2021.
•Cash and cash equivalents totaled $162.7 million as of June 30, 2022.

"Despite a challenging operating environment, we have continued to lay the foundation for future growth by making meaningful progress on our strategic initiatives: international expansion, supply, and, in particular, Auctions,” said David Rosenblatt, 1stDibs Chief Executive Officer. "We also strengthened our balance sheet and streamlined our business with the sale of Design Manager. "

Tom Etergino, Chief Financial Officer of 1stDibs said, "During the second quarter we took concrete steps to align our expenses to current demand. We will remain conscious of and responsive to the operating environment, while remaining focused on our key strategic initiatives."

Continued Mr. Rosenblatt, "We are committed to enhancing GMV growth and shareholder value. To this end, with the support of our Board of Directors, we are working with our financial advisors at Allen & Company to evaluate multiple alternatives including buy- and sell-side M&A, capital return strategies and partnerships, as well as revisions to our operational objectives and priorities."

There can be no assurance that this evaluation process will result in the Company pursuing a particular transaction or other strategic outcome. The Company has not set a timetable for completion of this process, and it does not intend to disclose further developments unless and until it determines that further disclosure is appropriate or necessary.

Other Recent Business Highlights and Second Quarter Key Operating Metrics
•On June 29, 2022, the Company sold 100% of its equity interest in Design Manager for a purchase price of $14.8 million and recorded a net gain on the sale of $9.7 million.
•Alongside its financial advisors at Allen & Company, the Company is evaluating multiple options to enhance Gross Merchandise Value ("GMV") growth and shareholder value.
•GMV was $105 million, a decrease of 2% year-over-year.
•Number of Orders was approximately 35K, a decrease of 8% year-over-year.
•Active Buyers was approximately 69K, an increase of 0.5% year-over-year.

Financial Guidance and Outlook
The Company’s third quarter 2022 guidance is below.

Q3 2022 Guidance
GMV	$88 million - $95 million
Net revenue	$20.7 million - $21.9 million
Adjusted EBITDA margin (non-GAAP)	(37%) - (33%)

Actual results may differ materially from our Financial Guidance and Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.
A reconciliation of our non-GAAP guidance measure (adjusted EBITDA) to a corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense is impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Webcast Information
1stDibs will host a webcast to discuss its second quarter 2022 financial results today at 5:00 p.m. Eastern Time. Investors and participants can access the webcast at the 1stDibs Investor Relations website (investors.1stdibs.com). A replay of the webcast will be available through the same link following the webcast, for one year thereafter.

Disclosure Information
In compliance with disclosure obligations under Regulation FD, 1stDibs announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, company blog posts, public conference calls and webcasts, as well as the investor relations website.

About 1stDibs
1stDibs is a leading online marketplace for connecting design lovers with highly coveted sellers and makers of vintage, antique, and contemporary furniture, home décor, art, jewelry, watches and fashion.

Media Contact:
Jennifer Miller
jennifer.miller@1stdibs.com

Investor Relations Contact:
Kevin LaBuz
investors@1stdibs.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements in this press release other than statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: "accelerate," "anticipate," "believe," "can," "contemplate," "continue," "could," "demand," "estimate," "expand," "expect," "focus," "intend," "may," "might," "objective," "ongoing," "opportunity," "outlook," "plan," "potential," "predict," "progress," "project," "should," "target," "will," "would," or the negative of these terms, or other comparable terminology or similar expressions intended to identify statements about the future.
These forward-looking statements include, but are not limited to, statements regarding the following: (1) our continued efforts to lay the foundation for future growth; (2) our progress on our strategic initiatives; (3) the expected impact of the sale of Design Manager; (4) our steps to align our expenses to current demand and focus on our key strategic initiatives and the impact thereof; (5) our commitment to enhancing GMV growth and shareholder value, our evaluation of multiple alternatives, and the potential timing or results, if any, in connection therewith; and (6) our future results of operations and financial position, including our financial guidance and outlook. We cannot guarantee that any forward-looking statement will be accurate. Forward-looking statements are based on current of future events and if these prove to be inaccurate, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to vary materially from those discussed or implied in the forward-looking statements. These risks and uncertainties include but are not limited to the following: (1) our ability to execute our business plan and strategies to achieve our strategic initiatives; (2) our ability to achieve future growth; (3) risks related to our evaluation of multiple alternatives, including the outcome, if any, of such evaluation process, and market perception of, or reaction to, the foregoing; (4) our ability to enhance GMV growth and shareholder value; (5) our ability to effectively manage costs; (6) macroeconomic conditions or geopolitical events or similar risks; and (7) the impact of the coronavirus (COVID-19) pandemic and our response to it, as well as other risks, uncertainties, and other factors discussed in our filings with the Securities and Exchange Commission (the “SEC”), including our Form 10-K for the year ended December 31, 2021, our Form 10-Q for the quarter ended March 31, 2022, and other periodic reports and filings we make with the SEC. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release and we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, or otherwise, except as required by law.

Key Operating Metrics Definitions
Gross Merchandise Value
We define GMV as the total dollar value from items sold by our sellers through 1stDibs in a given month, minus cancellations within that month, and excluding shipping and sales taxes. GMV includes all sales reported to us by our sellers, whether transacted through the 1stDibs marketplace or reported as an offline sale. We view GMV as a measure of the total economic activity generated by our online marketplace, and as an indicator of the scale and growth of our online marketplace and the health of our ecosystem. Our historical growth rates for GMV may not be indicative of future growth rates in GMV.
Number of Orders
We define Number of Orders as the total number of orders placed or reported through the 1stDibs marketplace in a given month, minus cancellations within that month. Our historical growth rates for Number of Orders may not be indicative of future growth rates in Number of Orders.
Active Buyers
We define Active Buyers as buyers who have made at least one purchase through our online marketplace during the 12 months ended on the last day of the period presented, net of cancellations. A buyer is identified by a unique email address; thus an Active Buyer could have more than one account if they were to use a separate unique email address to set up each account. We believe this metric reflects scale, engagement and brand awareness, and our ability to convert user activity on our online marketplace into transactions. Our historical growth rates for Active Buyers may not be indicative of future growth rates in new Active Buyers.

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$162,692	$168,226
Accounts receivable, net of allowance for doubtful accounts of $126 and $29 at June 30, 2022 and December 31, 2021, respectively	705	701
Prepaid expenses	7,530	3,951
Receivables from payment processors	3,379	2,142
Other current assets	2,781	867
Total current assets	177,087	175,887
Property and equipment, net	4,184	4,459
Operating lease right-of-use assets	23,278	—
Goodwill	4,077	7,202
Intangible assets, net	8	1,164
Other assets	3,458	3,542
Total assets	$212,092	$192,254
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,683	$4,729
Payables due to sellers	7,798	10,225
Accrued expenses	12,538	13,745
Operating lease liabilities, current	2,700	—
Other current liabilities	2,778	3,512
Total current liabilities	32,497	32,211
Operating lease liabilities, non-current	23,133	—
Other liabilities	95	2,605
Total liabilities	55,725	34,816
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized as of June 30, 2022 and December 31, 2021; zero shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 38,573,212 and 38,000,086 shares issued as of June 30, 2022 and December 31, 2021, respectively; and 38,573,212 and 37,991,529 shares outstanding as of June 30, 2022 and December 31, 2021, respectively	383	380
Additional paid-in capital	431,513	425,769
Accumulated deficit	(275,131)	(268,482)
Accumulated other comprehensive loss	(398)	(229)
Total stockholders’ equity	156,367	157,438
Total liabilities and stockholders’ equity	$212,092	$192,254

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenue	$24,576	$24,699	$51,163	$50,225
Cost of revenue	7,953	7,314	15,630	14,346
Gross profit	16,623	17,385	35,533	35,879
Operating expenses:
Sales and marketing	11,268	11,244	23,067	22,789
Technology development	6,587	4,541	12,348	8,486
General and administrative	7,497	4,743	13,904	9,150
Provision for transaction losses	1,575	1,463	3,249	2,516
Gain on sale of Design Manager	(9,684)	—	(9,684)	—
Total operating expenses	17,243	21,991	42,884	42,941
Loss from operations	(620)	(4,606)	(7,351)	(7,062)
Other income (expense), net:
Interest income	172	23	226	35
Interest expense	(4)	(4)	(8)	(9)
Other, net	163	456	484	747
Total other income (expense), net	331	475	702	773
Net loss before income taxes	(289)	(4,131)	(6,649)	(6,289)
Provision for income taxes	—	—	—	—
Net loss	(289)	(4,131)	(6,649)	(6,289)
Accretion of redeemable convertible preferred stock to redemption value	—	(3,232)	—	(7,061)
Net loss attributable to common stockholders	$(289)	$(7,363)	$(6,649)	$(13,350)
Net loss per share attributable to common stockholders—basic and diluted	$(0.01)	$(0.44)	$(0.17)	$(0.95)
Weighted average common shares outstanding—basic and diluted	38,170,396	16,629,401	38,100,731	14,052,887

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(6,649)	$(6,289)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,481	1,634
Stock-based compensation expense	4,508	1,042
Change in fair value of deferred acquisition consideration	—	427
Provision for transaction losses and eCommerce returns	340	239
Amortization of costs to obtain revenue contracts	158	239
Amortization of operating lease right-of-use assets	1,253	—
Deferred rent	—	(97)
Gain on sale of Design Manager	(9,684)	—
Other, net	178	(3)
Changes in operating assets and liabilities:
Accounts receivable	(178)	115
Prepaid expenses and other current assets	(3,969)	(4,385)
Receivables from payment processors	(1,226)	(29)
Other assets	(501)	(74)
Accounts payable and accrued expenses	387	5,399
Payables due to sellers	(2,427)	3,942
Operating lease liabilities	(1,350)	—
Other current liabilities and other liabilities	(661)	(539)
Net cash (used in) provided by operating activities	(18,340)	1,621
Cash flows from investing activities:
Development of internal-use software	(1,164)	(1,038)
Purchases of property and equipment	(48)	(48)
Proceed from sale of Design Manager	14,611	—
Other, net	(17)	—
Net cash provided by (used in) investing activities	13,382	(1,086)
Cash flows from financing activities:
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts and commissions	—	122,993
Proceeds from exercise of stock options	1,239	1,959
Payment of deferred acquisition consideration	—	(640)
Payment of deferred offering costs	—	(3,629)
Net cash provided by financing activities	1,239	120,683
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(314)	7
Net (decrease) increase in cash, cash equivalents, and restricted cash	(4,033)	121,225
Cash, cash equivalents, and restricted cash at beginning of the period	171,559	58,195
Cash, cash equivalents, and restricted cash at end of the period	$167,526	$179,420
Supplemental disclosure of cash flow information:
Cash paid for interest	$8	$8
Supplemental disclosure of non-cash activities:
Accretion of redeemable convertible preferred stock to redemption value	$—	$7,061
Conversion of redeemable convertible preferred stock in connection with initial public offering	—	305,586
Change in deferred offering costs included in accounts payable and accrued expenses	—	530
Issuance of common stock for Design Manager acquisition	—	767

Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
In this press release, we provide Adjusted EBITDA, a non-GAAP financial measure that represents our net loss adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation expense; (3) other income (expense), net; (4) provision for income taxes; and (5) gain on sale of business. We also provide Adjusted EBITDA Margin, a non-GAAP financial measure that presents Adjusted EBITDA divided by net revenue. Below is a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure.
We have included Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures, because they are key measures used by our management team to help us to assess our operating performance and the operating leverage in our business. We also use these measures to analyze our financial results, establish budgets and operational goals for managing our business, and make strategic decisions. We believe that Adjusted EBITDA and Adjusted EBITDA Margin help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses that we exclude from Adjusted EBITDA and Adjusted EBITDA Margin. Accordingly, we believe that these metrics provide useful information to investors and others in understanding and evaluating our results of operations, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key financial metrics used by our management in their financial and operational decision-making. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance.
The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures presented should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with GAAP. Further, these non-GAAP financial measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. Accordingly, these non-GAAP financial measures should be considered as supplemental in nature, and are not intended, and should not be construed, as a substitute for the related financial information calculated in accordance with GAAP. These limitations of Adjusted EBITDA and Adjusted EBITDA Margin include the following:
•The exclusion of certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets. While these are non-cash charges, we may need to replace the assets being depreciated and amortized in the future and Adjusted EBITDA does not reflect cash requirements for these replacements or new capital expenditure requirements;
•The exclusion of other income (expense), net, which includes interest income related to our cash equivalents, interest expense, and realized and unrealized gains and losses on foreign currency exchange; and
•The exclusion of stock-based compensation expense, which has been a significant recurring expense and will continue to constitute a significant recurring expense for the foreseeable future,

as equity awards are expected to continue to be an important component of our compensation strategy.
•The exclusion of gain on sale of Design Manager, which is a one time sale of our wholly owned subsidiary, as well as the related one-time expenses to sell the subsidiary which include primarily legal fees.
Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net loss and our other GAAP results. The information in the tables below sets forth the non-GAAP financial measures along with the most directly comparable GAAP financial measures.

1STDIBS.COM, INC.
Reconciliation of Net Loss to Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(289)	$(4,131)	$(6,649)	$(6,289)
Excluding:
Depreciation and amortization	763	799	1,481	1,634
Stock-based compensation expense	3,163	769	4,508	1,042
Other income, net	(331)	(475)	(702)	(773)
Provision for income taxes	—	—	—	—
Gain on sale of Design Manager	(9,684)	—	(9,684)	—
One-time expenses related to sale of Design Manger	307	—	307	—
Adjusted EBITDA (non-GAAP)	$(6,071)	$(3,038)	$(10,739)	$(4,386)
Divided by:
Net revenue	$24,576	$24,699	$51,163	$50,225
Adjusted EBITDA Margin (non-GAAP)	(24.7)%	(12.3)%	(21.0)%	(8.7)%